Exhibit 10.70

SIXTH AMENDMENT TO THAT 2012 HOME SERVICES

PROVIDER AGREEMENT

This Sixth Amendment (the “Sixth Amendment”) to that certain DIRECTV, Inc. 2012 Home Services Provider Agreement dated October 15, 2012 (the “Agreement”) by and Multiband Field Services, Inc. (“Contractor”), and DIRECTV, LLC (“DIRECTV”), is hereby made and entered into this first (1) day of January, 2014 (the “Sixth Amendment Effective Date”), as follows:

1.       Amendment. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto amend the Agreement, pursuant to paragraph 16 and paragraph 25.d. thereof, as follows:

A.   Section 15. Section 7 (“Term”) is hereby deleted in its entirety and replaced with the following:

7.       Term. The term (the “Term”) of this Agreement shall be effective as of the date written above (the “Effective Date”) and shall continue until December 31, 2017. The Term will automatically renew thereafter for additional, individual one-year periods (each such year a “Renewal Term”), unless either Contractor or DIRECTV gives written notice of termination at least ninety (90) days in advance of expiration of the then-current Term. The Agreement shall also be terminable for “cause” as set forth herein.

2.       Counterparts. This Sixth Amendment may be executed in counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

Except as expressly provided in this Sixth Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Sixth Amendment through their duly authorized representatives as of January 1, 2014.

ACCEPTED AND AGREED TO:

Multiband Field Services, Inc.		DIRECTV, LLC
By:	/s/ Steve Bell	By:	/s/ Michael J. Wittrock
Name:	Steve Bell	Name:	Michael J. Wittrock
Title:	Chief Financial Officer	Title:	Senior Vice President